Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Portland General Electric Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Portland General Electric Company Common Stock, no par value	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Debt	Portland General Electric Company Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Other	Portland General Electric Company Stock Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Other	Portland General Electric Company Stock Purchase Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
	Debt	Phillips Edison & Company, Inc. First Mortgage Bonds	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Portland General Electric Company Common Stock, no par value	Rule 415(a)(6)	-		$244,008,930 (3)	-	-	S-3	333-266454	08/02/2022	$36,015.72 (3)
	Equity	Portland General Electric Company Common Stock, no par value	Rule 415(a)(6)	2,452,692 (4)					S-3	333-266454	08/02/2022	$6,670.45 (4)
	Total Offering Amounts					$244,008,930 (1)(3)(4)		- (2)(3)(4)
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							- (2)(3)(4)

(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock, no par value (the “common stock”), of Portland General Electric Company (the “Company”) is being registered as may be issued from time to time upon conversion of any securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock which may be issued with respect to such shares of common stock in connection with any stock split, stock dividend, reclassifications or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Company are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(3)
The Company previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $400,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on July 26, 2024 (the “2024 ATM Prospectus Supplement”), pursuant to the Company’s registration statement on Form S-3ASR (File No. 333- 266454) filed with the Securities and Exchange Commission (“SEC”) on August 2, 2022 (the “2022 Registration Statement”). In connection with the filing of the 2024 ATM Prospectus Supplement, the Company paid a filing fee of $59,040.00 in connection with the registration of shares of common stock having a maximum aggregate offering price of $400,000,000 to be issued and sold as part of an “at-the-market” offering. Of those shares of common stock, shares of common stock having an aggregate offering price of $155,991,070  have been sold and shares of common stock with a maximum aggregate offering price of $244,008,930  remain unsold (the “Carry Forward Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $36,015.72 that were previously paid on July 26, 2024 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement will be deemed terminated as of the effective date of this registration statement.

(4)
The Company previously registered shares of common stock by means of a prospectus supplement dated April 1, 2011 (the “ 2011 Prospectus Supplement”) and the prospectus dated November 18, 2010, accompanying  Registration Statement No. 333-170686, subsequently registered on Registration Statement No. 333-192274, subsequently registered on Registration Statement No. 333-214580, subsequently registered on Registration Statement No. 333-232976, subsequently registered on the 2022 Registration Statement. In connection with the 2011 Prospectus Supplement, the Company paid a filing fee of $6,799.11 in connection with the registration of 2,500,000 shares of common stock to be issued pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). Of those shares of common stock, 47,308 shares of common stock have been issued and 2,452,692 shares of common stock remain unissued (the “Carry Forward Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $6,670.45 that were previously paid on April 1, 2011 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement will be deemed terminated as of the effective date of this registration statement.